                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          TITAN INTERNATIONAL, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                  [TITAN LOGO]
                           Titan International, Inc.
                               2701 Spruce Street
                             Quincy, Illinois 62301

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 1998

TO THE STOCKHOLDERS:

     The Annual Meeting of stockholders of Titan International, Inc., an Illinois corporation ("Titan" or the "Company"), will be held at the Wyndham Garden, 8600 Merriman Road, Romulus, Michigan 48174 on Thursday, May 21, 1998, at 11:00 a.m. Eastern Standard time, for the following purposes:

     1. To elect two directors to serve for three-year terms and until their successors are elected and qualified;

     2. To consider and act upon a proposal to amend the Company's 1994 Non-Employee Director Stock Option Plan;

     3. To ratify the selection of Price Waterhouse LLP as independent auditors for 1998; and

     4. To transact such other business as may properly come before the meeting.

     Only stockholders whose names appear of record at the Company's close of business on March 30, 1998 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED PRE-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. STOCKHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY EXECUTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.

                                             By Order of the Board of Directors,

                                                                 CHERI T. HOLLEY
                                                                       Secretary

Quincy, Illinois
April 8, 1998

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TITAN INTERNATIONAL, INC.

                                  MAY 21, 1998

     This Proxy Statement is being furnished to the stockholders of Titan International, Inc. ("Titan" or the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders (the "Annual Meeting") to be held on May 21, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting. This Proxy Statement and accompanying form of proxy will be first mailed to stockholders on or about April 8, 1998.

                                     VOTING

     Holders of shares of common stock (the "Common Stock") of the Company at its close of business on March 30, 1998 (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 21,702,476 shares of Common Stock were outstanding. Holders of Common Stock (the "Common Stockholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

     A majority of the votes of Common Stockholders cast at the Annual Meeting is required for the election of each director. Approval of amendments to the 1994 Non-Employee Director Stock Option Plan and ratification of the selection of independent auditors require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions are counted in the number of shares present in person or represented by proxy for purposes of determining whether a proposal has been approved, and so are equivalent to votes against a proposal, whereas broker non-votes are not counted for such purposes.

     Stockholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

     All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR Proposal numbers one, two and three. The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement, that will come before the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Titan a duly executed revocation or proxy bearing a later date or by voting in person at the meeting. Attendance at the Annual Meeting will not of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to:
Corporate Secretary, Titan International, Inc., 2701 Spruce Street, Quincy, Illinois 62301.

                               PROXY SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile transmission or telegraph by directors, officers or regular employees of the Company, without additional compensation. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred herewith.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE BOARD OF DIRECTORS' SLATE OF NOMINEES STANDING FOR ELECTION.

     The Company's Bylaws provide for three classes of directors of approximately equal numbers designated as Class I, Class II and Class III. Each Director is elected for a three-year term and the term of each Class expires in a different year. The nominees for election to the Board of Directors as Class I Directors for a three-year term expiring at the 2001 Annual Meeting are: Edward
J. Campbell and Maurice M. Taylor, Jr., each of whom is a current Director of the Company. Each of the nominees has consented to serve as a director if elected.

     In the unexpected event that any of the nominees for director should before the Annual Meeting become unable to serve, if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors. The following is a brief description of the business experience of each nominee for at least the past five years.

     EDWARD J. CAMPBELL -- Mr. Campbell, now retired, was employed for 27 years by Tenneco. He spent 13 of those years as President of Newport News Shipbuilding Company and 14 years at Case Corporation, three of those (1992 - 1994) as President. Mr. Campbell is currently a director of Global Marine, Inc. and Zurn Industries. Mr. Campbell, who is 70 years old, became a director in 1995.

     MAURICE M. TAYLOR, JR. -- Mr. Taylor has been the President and Chief Executive Officer and Director of Titan International, Inc. since 1990, when Titan was acquired in a management-led buyout by investors, including Mr. Taylor. Prior thereto, Mr. Taylor had a significant role in the development of the Company. Mr. Taylor, who is 53 years old, became a director in 1990.

                         DIRECTORS CONTINUING IN OFFICE

     DIRECTORS WHO ARE CONTINUING IN OFFICE AS CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1999 ARE LISTED BELOW.

     RICHARD M. CASHIN, JR. -- Mr. Cashin is the President of Citicorp Venture Capital, Ltd., and has been employed by Citicorp Venture Capital since 1980. Mr. Cashin is also a director of Cable Systems International, Delco Remy International, Euramax International plc, Fairchild Semiconductor, Freedom Forge, Gerber Childrenswear, Lifestyle Furnishings, Hoover Group, JAC Holdings, MSX International, and Thermal Engineering. Mr. Cashin, who is 44 years old, became a director in 1994.

     ALBERT J. FEBBO -- Mr. Febbo is the Vice President of Corporate Marketing for the General Electric Corporation where he has held executive positions since 1987. Mr. Febbo, who is 58 years old, became a director in 1993.

     DIRECTORS WHO ARE CONTINUING IN OFFICE AS CLASS III DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2000 ARE LISTED BELOW.

     ERWIN H. BILLIG -- Mr. Billig has been Vice Chairman of MascoTech, Inc. since 1992 and served as the President and Chief Operating Officer of MascoTech, Inc. from 1986 to 1992. Mr. Billig, who is 71 years old, is Chairman of the Board of Titan, and he became a director in 1992. Mr. Billig is also a director of O.E.A. Inc. and Delco Remy International.

     ANTHONY L. SOAVE -- Mr. Soave is the current owner and Chief Executive Officer of Soave Enterprises LLC and the former President and Chief Executive Officer from 1974 to 1998 of Detroit-based City Management Corporation, which he founded. Mr. Soave, who is 58 years old, became a director in 1994.

COMPENSATION OF DIRECTORS

     Titan pays its non-employee directors a fee of $500 for each Board or committee meeting attended. Titan also reimburses out-of-pocket expenses related to the directors' attendance at such meetings. In addition, in March 1994 the Board adopted the 1994 Non-Employee Director Stock Option Plan to provide for grants of stock options as a means of attracting and retaining highly qualified, independent directors for the Company. No more than 225,000 shares (400,000 shares if Proposal Number 2 set forth herein is adopted) of the Company's Common Stock may be granted under the Plan. Options granted under the Plan totaled 45,000 during 1997. The options granted in 1997 are exercisable at a price of $12.75 per share and expire 10 years from the date of grant. Such options vest and become exercisable immediately. In addition, Titan pays Mr. Billig, the Chairman of the Board, an annual fee of $100,000 to carry out his responsibilities which include significant operational matters, as well as corporate development matters. The Company does not have any other consulting contracts or arrangements with any of its directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has established the following committees of the
Board: (i) Audit and Oversight Committee (consisting of Messrs., Campbell, Cashin, Febbo and Soave), (ii) Compensation Committee (consisting of Messrs., Billig, Campbell, Cashin, Febbo and Soave), and (iii) Executive Committee (consisting of Messrs., Billig, Cashin, Soave and Taylor). The Company does not have a standing nominating committee. The Board of Directors selects nominees for election as directors.

     The Audit and Oversight Committee, which met four times in 1997, recommends to the Board of Directors independent auditors to perform audit and non-audit services, reviews the scope and results of such services, reviews with management and the independent auditors any recommendations of the auditors regarding changes and improvements in the Company's accounting procedures and controls and management's response thereto, and reports to the Board after each Audit and Oversight Committee meeting.

     The Compensation Committee, which met once in 1997, reviews and recommends to the Board the salaries and all other forms of compensation of the Company's officers.

     During 1997, there were six meetings of the Board of Directors. All Directors attended 75% or more of the aggregate number of meetings of the Board and applicable committees.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation received by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers whose aggregate annual salary and bonuses exceeded $100,000 during 1997 collectively, the "named executive officers".

Summary Compensation Table

                                                                            LONG TERM
                                                                           COMPENSATION
                                            ANNUAL COMPENSATION               AWARDS
    NAME AND PRINCIPAL             -------------------------------------    SECURITIES
      POSITION AS OF                                      OTHER ANNUAL      UNDERLYING       ALL OTHER
    DECEMBER 31, 1997       YEAR    SALARY     BONUS     COMPENSATION(1)    OPTIONS(#)    COMPENSATION(2)
    ------------------      ----    ------     -----     ---------------   ------------   ---------------
Maurice M. Taylor, Jr.....  1997   $400,000   $300,000        $-0-            47,060          $2,000
President & Chief           1996    300,000    300,000         -0-            37,500           1,875
Executive Officer(3)        1995    300,000        -0-         -0-            54,000           1,844
Michael R. Samide.........  1997   $255,000   $225,000        $-0-            17,650          $4,750
Vice President and Chief    1996    225,000    225,000         -0-            14,070           4,750
Operating Officer           1995    225,000        -0-         -0-            20,250           4,620
Cheri T. Holley...........  1997   $137,500   $ 34,375        $-0-             4,910          $2,873
Vice President, Secretary   1996    125,000     25,000         -0-             3,130           2,850
and General Counsel(3)      1995    100,000     25,000         -0-             3,200           2,786
Kent W. Hackamack.........  1997   $137,500   $ 34,375        $-0-             4,910          $2,873
Vice President of Finance   1996    125,000     25,000         -0-             3,130           2,344
and Treasurer               1995     89,025     25,000         -0-             2,420           1,675
Gary L. Carlson...........  1997   $ 51,715   $ 75,000        $-0-               -0-          $  -0-
Vice President(4)           1996        -0-        -0-         -0-               -0-             -0-
                            1995        -0-        -0-         -0-               -0-             -0-

-------------------------
Notes:
(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(2) All Other Compensation represents 401(k) matching contribution for the named executive officers.

(3) The President and Secretary are brother and sister.

(4) Mr. Carlson's employment commenced in September 1997.

OPTIONS GRANTED IN 1997:

     The following table summarizes options granted in 1997, and the values of options outstanding on December 31, 1997, for the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF     PERCENT OF                              ASSUMED ANNUAL RATES OF STOCK
                              SECURITIES      TOTAL                                     PRICE APPRECIATION FOR
                              UNDERLYING     OPTIONS                                        OPTION TERM(b)
                               OPTIONS      GRANTED TO    EXERCISE    EXPIRATION    ------------------------------
                              GRANTED(A)    EMPLOYEES     PRICE($)       DATE            5%               10%
                              ----------    ----------    --------    ----------         --               ---
Maurice M. Taylor, Jr. ...      47,060        29.4%        $12.75     Jan., 2007    $    344,425     $    905,245
Michael R. Samide.........      17,650        11.0%         12.75     Jan., 2007         129,178          339,515
Cheri T. Holley...........       4,910         3.1%         12.75     Jan., 2007          35,936           94,449
Kent W. Hackamack.........       4,910         3.1%         12.75     Jan., 2007          35,936           94,449
Gary L. Carlson...........         n/a          n/a           n/a            n/a             n/a              n/a
                                ------        -----        ------     ----------    ------------     ------------
All Shares
  Outstanding(c)..........                                                          $434,326,830     $692,235,187

-------------------------
(a) Options were granted in January 1997. Forty percent of the options will become exercisable on December 31, 1998 and an additional 20% will become exercisable on each of December 31, 1999, 2000 and 2001, respectively.

(b) Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive were to sell the shares on the date of exercise) so there is no assurance that the value will be at or near the potential realizable value as calculated in this table.

(c) All shares outstanding represent the increase in total Company shareholder value if the stock price and assumed rates used in the stock option assumptions are achieved multiplied by the number of shares outstanding (21,641,836) at the end of fiscal 1997.

1997 OPTION EXERCISES AND YEAR-END VALUES:

     The following table sets forth certain information regarding options for the purchase of Common Stock that were exercised and/or held by the named executive officers.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                           NUMBER OF UNEXERCISED OPTIONS       VALUE OF UNEXERCISED
                              SHARES                                    AT                     IN-THE-MONEY OPTIONS
                            ACQUIRED ON       VALUE             FISCAL YEAR END(#)               AT FISCAL YEAR($)
          NAME              EXERCISE(#)    REALIZED($)       EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
          ----              -----------    -----------     -----------------------------     -------------------------
Maurice M. Taylor, Jr. ..         0            n/a                90,600/101,960                 $730,997/$717,997
Michael R. Samide........         0            n/a                 24,078/37,342                   186,244/261,295
Cheri T. Holley..........         0            n/a                   3,172/8,068                     22,039/54,392
Kent W. Hackamack........         0            n/a                   2,704/7,756                     17,883/51,622
Gary L. Carlson..........       n/a            n/a                           n/a                               n/a

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee"), composed of five independent non-employee directors, administers the executive compensation program. None of such members is or has been an officer or employee of the Company, except for Mr. Billig who is Chairman of the Board. The Committee passes on all material issues relating to executive compensation.

     The philosophy of the Committee as it relates to executive compensation is that the Chief Executive Officer ("CEO") and other executive officers should be compensated at competitive levels sufficient to attract, motivate and retain talented executives who are capable of leading the Company in achieving their business objectives in an industry facing increasing competition and change.

     Annual compensation for the Company's senior management consists of base salary and, when appropriate, bonus compensation. Salary levels of Company executives are reviewed and are normally adjusted annually and any bonuses are normally awarded annually. In determining appropriate salaries, the Committee considers: (1) the CEO's recommendations as to compensation for all other executive officers; (2) the scope of responsibility, experience, time and position and individual performance of each officer, including the CEO; and (3) compensation levels of other companies in the industry. The Committee's analysis is a subjective process which utilizes no specific weighing or formula of the aforementioned factors in determining executive's base salaries.

     The Committee considers bonus compensation to be its primary motivational method for encouraging and rewarding outstanding individual performance, especially for the Company's senior management and overall performance by the Company. Awards under the Company's bonus plan are granted by the Committee based primarily upon: (1) performance of the Company; (2) performance of the individual and (3) recommendation of the CEO. The purpose of the bonus plan is to provide a special incentive to maximize his or her individual performance and the overall performance of the Company.

     In determining the total compensation package for the CEO for 1997, the Committee considered all of the factors discussed above. Additionally, the Committee considered the Company's profitability, the success of the Company's facilities in surpassing their objectives, the extent and timing of the additions to the Company during the year, the quality and efficiency of the Company's staff, and certain other factors relating to the Company's performance.

                                      Members of the Compensation Committee:

                                             Erwin H. Billig, Chairman
                                                    Edward J. Campbell
                                                Richard M. Cashin, Jr.
                                                       Albert J. Febbo
                                                      Anthony L. Soave

                               PERFORMANCE GRAPH

     The following graph compares the percentage change in the Company's cumulative total stockholder return on Common Stock as quoted on the Nasdaq National Market System beginning with May 19, 1993 (the date of Titan's initial public offering) and by the New York Stock Exchange beginning March 23, 1994, with the cumulative total return, assuming reinvestment of dividends, of (i) the Standard & Poor's Machinery Diversified Industrials Index and (ii) the Standard & Poor's 500 Stock Index. The Common Stock is currently traded on the New York Stock Exchange under the symbol TWI.

                           TITAN INTERNATIONAL, INC.
            CUMULATIVE TOTAL RETURN SINCE INITIAL PUBLIC OFFERING(1)
                       MAY 19, 1993 -- DECEMBER 31, 1997

                                                                          S&P
                                                                       MACHINERY
                                                       TITAN          DIVERSIFIED        STANDARD &
               MEASUREMENT PERIOD                  INTERNATIONAL,     INDUSTRIALS        POOR'S 500
             (FISCAL YEAR COVERED)                      INC.             INDEX          STOCK INDEX
5/19/93                                                      100.0             100.0             100.0
12/31/93                                                     169.9             121.7             104.2
12/30/94                                                     184.9             116.3             102.6
12/29/95                                                     243.6             140.4             137.6
12/31/96                                                     191.2             171.6             165.5
12/31/97                                                     299.0             223.1             216.8

(1) The Common Stock was sold to the public in the Company's initial public offering on May 19, 1993 and trading commenced immediately on the Nasdaq National Market System. The starting point of the graph is based on the initial public offering price of $6.67 per share.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the directors and executive officers of the Company and the persons who own more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and to the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings during 1997. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during 1997, all these reports were timely filed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and nominee for director, (iii) each of the named executive officers and (iv) all directors and named executive officers as a group.

                                                               SHARES BENEFICIALLY OWNED
                                                              ----------------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER              NUMBER(A)         PERCENT(B)
            ------------------------------------              ---------         ----------
Masco Tech, Inc.............................................  3,315,852           15.3%
  21001 Van Born Road
  Taylor, MI 48180
399 Venture Partners, Inc. .................................  2,031,112            9.4%
  399 Park Avenue
  New York, NY 10043
Maurice M. Taylor, Jr. .....................................  1,924,778(c,d)       8.9%
  2701 Spruce Street
  Quincy, IL 62301
Mellon Bank.................................................  1,666,485(e)         7.7%
  One Mellon Bank Center
  500 Grant Street
  Pittsburgh, PA 15258
Erwin H. Billig.............................................     78,750(d)            *
Anthony L. Soave............................................     78,750(d)            *
Richard M. Cashin, Jr. .....................................     74,179(d)            *
Albert J. Febbo.............................................     33,750(d)            *
Michael R. Samide...........................................     24,078(d)            *
Edward J. Campbell..........................................     20,250(d)            *
Cheri T. Holley.............................................      3,172(d)            *
Kent W. Hackamack...........................................      2,704(d)            *
Gary L. Carlson.............................................        100               *
All named executives, officers and directors as a group (10
  persons)..................................................  2,240,511(d)        10.2%

-------------------------
* Less than one percent

(a) Except for voting powers held jointly with a person's spouse, represents sole voting and investment power unless otherwise indicated.

(b) As of December 31, 1997, a total of 21,641,836 shares were outstanding. Common Stock not outstanding which can be acquired through the exercise of options within 60 days by a shareholder named in the table is deemed outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such shareholder, but is not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other shareholder.

(c) Includes 1,798,000 shares held jointly by Mr. Taylor and his wife as to which they share voting and dispositive power. Also includes 36,178 shares held by Mr. Taylor as to which he has sole voting and dispositive power.

(d) Includes shares subject to options exercisable within 60 days after December 31, 1997 as follows: Mr. Taylor, 90,600 shares; Mr. Billig, 33,750 shares; Mr. Soave, 33,750 shares; Mr. Cashin, 33,750 shares; Mr. Febbo, 33,750 shares; Mr. Campbell, 18,000 shares; Mr. Samide, 24,078 shares; Ms. Holley, 3,172 shares; Mr. Hackamack, 2,704 shares, all officers and directors as a group, 273,554 shares.

(e) Based on information contained in Schedule 13G, dated January 27, 1998, of Mellon Bank, filed with the Securities and Exchange Commission.

                               PROPOSAL NUMBER 2

         AMENDMENT OF THE 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

     The second item to be acted on at the meeting is a proposal to approve an amendment (the "Amendment") to the 1994 Non-Employee Director Stock Option Plan (the "Director Plan"). If approved, the Amendment would increase the number of shares of the Company's Common Stock issuable under the Director Plan from 225,000 shares of Common Stock (after giving effect to two stock splits in 1995) to 400,000 shares. As of April 8, 1998 the 225,000 shares presently authorized for issuance under the Director Plan, options relating to 198,000 shares have already been awarded, leaving 27,000 shares available for additional awards under the Director Plan.

     Also, the Amendment would reflect the two stock splits which would increase the number of shares of Common Stock for which options are granted to each eligible director to 9,000 shares. Otherwise, the Director Plan, as amended, would remain unchanged. The description herein of the Director Plan, is qualified in its entirety by reference to the full text of the Amendment, a copy of which are attached as Exhibit A to this Proxy Statement.

     The Amendment was adopted by the Board of Directors, subject to approval by the shareholders of the Company. Approval of the Amendment requires an affirmative vote of the majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Dissenting votes give rise to no rights on the part of the dissenting shareholders.

     If approved, the Amendment will be retroactively applied to ratify option awards to purchase 9,000 shares of Common Stock made each year since the first quarter of 1995, when the first stock split occurred. Future awards under the amended Director Plan to directors would be made in accordance with the provisions for option awards discussed below. As of December 31, 1997, the last sale price of the Common Stock, as reported on the New York Stock Exchange was $19 15/16 per share.

PURPOSE AND ELIGIBILITY

     The Director Plan, first adopted by the Board of Directors in March 1994 and approved by the shareholders in May 1994, provides for grants of stock options as a means of attracting and retaining highly qualified, independent directors for the Company. The only persons eligible to participate in the Director Plan are directors who are not employees of the Company and have not been employees in the past fiscal year.

     The Company currently has five eligible directors under the Director Plan, Erwin H. Billig, Edward J. Campbell, Richard M. Cashin, Jr., Albert J. Febbo and Anthony L. Soave.

OPTION AWARDS

     Under the Director Plan, as amended, each eligible director upon his or her initial election to the Board automatically would receive a grant of an option to purchase 9,000 shares of the Company's Common Stock. Each eligible director would also be granted an additional option to purchase 9,000 shares of the Company's Common Stock on each anniversary date of the initial grant. All options granted under the Director Plan are evidenced by written option agreements, each of which must be consistent with the Director Plan but which may otherwise contain such additional and unique features as the Company determines. Options granted under the Director Plan shall be transferrable by the recipient only to the extent such transfer is not prohibited by Rule 16-3 under the Securities Exchange Act of 1934, as amended.

VESTING AND EXERCISE

     Options granted to eligible directors under the Director Plan vest and become exercisable immediately. The option exercise price may be paid in cash or in other consideration the Company deems acceptable, including shares of Common Stock surrendered by the optionee or withheld from the shares otherwise deliverable upon exercise. The Company is permitted to loan the exercise price to the optionee or to allow exercise in a broker's transaction in which the exercised price will not be received until after the exercise and subsequent sale of the underlying shares of Common Stock.

     Options granted under the Director Plan may be exercised at any time before the expiration of ten (10) years from the date of their grant.

ADJUSTMENTS

     The number of shares of Common Stock available under the Director Plan in general, as well as the number of shares for which options may be exercised and the exercise price per share of those options, are proportionately adjusted to reflect any stock splits, stock dividends and similar stock transactions. If the Company is a surviving corporation in any merger or consolidation, each outstanding option will pertain and apply to the securities of the surviving corporation to which a holder of the same number of shares of Common Stock that are subject to an option would have been entitled.

ADMINISTRATION, AMENDMENT AND TERMINATION

     The Director plan is administered by the Company, which has the power to discontinue, suspend or amend the Director Plan in any manner, except the Company may not alter the Director Plan or exercise any discretion with respect to persons eligible to receive grants of options, the number of shares of Common Stock subject to options, the timing of such grants, the exercise price or vesting provisions of options, or the final date upon which options may be granted without appropriate approval by the Company's shareholders or as otherwise permitted under Rule 16-3. The Director Plan will terminate ten (10) years after its effectiveness, but such termination will not affect any options previously granted.

FEDERAL INCOME TAX CONSEQUENCES

     In general, there are no federal income tax consequences to either the recipient or Company upon the grant of an option under the Director Plan. Upon exercise of such option, the recipient generally recognizes ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares as of the date of exercise over the purchase price paid for such shares, and the Company is entitled to a federal income tax deduction equal to the amount of ordinary income recognized by such recipient. In general, any further gain or loss realized by such recipient under the subsequent disposition of shares is long-term or short-term capital gain or loss, depending on the length of time the shares are held after the option is exercised.

     The preceding is a brief summary of the federal tax consequences of option awards granted under the Director Plan. The discussion is for purposes of general information only and is not addressed to these specific facts and circumstances that may apply to individual award recipients.

                               PROPOSAL NUMBER 3

                             SELECTION OF AUDITORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ITS SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES FOR 1998.

     Price Waterhouse LLP has served the Company as independent auditors during the year ended December 31, 1997 and have been selected by the Board of Directors to serve as auditors for the present year. If the stockholders fail to ratify the Board's selection of Price Waterhouse LLP, the Board will consider this fact when selecting auditors for the 1999 audit year. Price Waterhouse LLP has served since 1983 as the Company's independent auditors.

     A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she should so desire, and will be available to respond to appropriate questions which stockholders might have.

                                 OTHER MATTERS

     The Board of Directors does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Annual Meeting of Stockholders" and does not know of any matters to be brought before the Annual Meeting other than those referred to above. If, however, any other matters properly come before the Annual Meeting requiring a stockholder vote, the persons designated as proxies will vote on each such matter in accordance with their best judgement.

     Whether or not you expect to be at the Annual Meeting in person, please sign, date and return promptly the enclosed Proxy. No postage is necessary if the Proxy is mailed in the United States.

                             STOCKHOLDER PROPOSALS

     Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company no later than December 10, 1998. Any such proposals should be directed to the attention of the Secretary for consideration of inclusion in the Company's Proxy Statement and Form of Proxy relating to the next Annual Meeting. Any such proposals must comply in all respects with the rules and regulation of the Securities and Exchange Commission and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested.

                                             By Order of the Board of Directors,

                                                                 CHERI T. HOLLEY
                                                                       Secretary

                                                                       EXHIBIT A

              AMENDMENTS TO 1994 NON-EMPLOYEE DIRECTOR STOCK PLAN

                              ARTICLE I -- GENERAL

     1.05 SHARES OF COMMON STOCK SUBJECT TO THE PLAN AND GRANT LIMIT. The Shares that may be issued upon exercise of options granted under the Plan shall be authorized and unissued shares of the Company's Common Stock or previously issued shares of the Company's Common Stock reacquired by the Company. The aggregate number of shares that may be issued upon exercise of options granted under the Plan shall not exceed 400,000 shares of Common Stock, subject to adjustment in accordance with Article III.

                          ARTICLE II -- STOCK OPTIONS

     2.01 GRANTS OF OPTIONS. Each Eligible Director, shall, upon first becoming an Eligible Director, receive a grant of an option to purchase 9,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the Company's Common Stock on the date of grant, subject to adjustment as set forth in Article III. In addition, on each anniversary of the grant date, each Eligible Director shall be granted an additional option to purchase 9,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on such date of grant, also subject to adjustment as set forth in Article III.

            DIRECTIONS TO WYNDHAM GARDEN HOTEL -- CONFERENCE CENTER

                                      MAP
  The Wyndham Garden Hotel is located at Detroit Metropolitan Airport off the
                       Merriman Road exit (#198) on I-94.

PROXY                                                                   PROXY

                          TITAN INTERNATIONAL, INC.

         PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                 THURSDAY, MAY 21, 1998, 11 A.M. EASTERN TIME
                     WYNDHAM GARDENS, 8600 MERRIMAN ROAD
                              ROMULUS, MI 48174


        The undersigned hereby constitutes and appoints Maurie M. Taylor, Jr., Cheri T. Holley, and each of them, attorneys with full power of substitution, with the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in TITAN INTERNATIONAL, INC., at the Annual Meeting of Stockholders to be held on Thursday, May 21, 1998 and at any adjournments thereof and on all matters properly coming before the meeting.

        THIS PROXY WILL BE VOTED AS DIRECTED BELOW OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ITEMS 1,2,3, AND 4 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

                 (Continue and to be signed on reverse side.)



                          TITAN INTERNATIONAL, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



[                                                                            ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

1.  ELECTION OF DIRECTORS -                                FOR WITHHOLD FOR ALL, (Except Nominee(s) written below)
    Nominees for Election as Class I Director              [  ]  [  ]  [  ]   __________________________
    to serve until the 2001 Annual Meeting:
    Edward J. Campbell and Maurice M. Taylor, Jr.

2.  Amendment to the Company's 1994 Non-Employee
    Director Stock Option Plan.                           FOR  AGAINST ABSTAIN
                                                          [  ]  [  ]    [  ]

                                                                3.  To ratify the selection of Price         FOR AGAINST ABSTAIN
                                                                    Waterhouse LLP, as the Independent       [ ]   [  ]   [  ]
                                                                    auditors for 1998.

                                                                4.  In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the
                                                                    meeting.

                                                                                                   Dated:________________,1998

                                                                                __________________________________________
                                                                                Signature
                                                                                __________________________________________
                                                                                Signature

[  ] Mark here for address change and mark such change on address label.        (This proxy must be signed exactly as the name
                                                                                appears hereon. If acting as attorney, executor,
                                                                                or trustee, or in a corporate or representative
                                                                                capacity, please sign name and title.)


